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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this pre-effective Amendment No. 1 to Registration Statement No. 333-67316 of Alliant Techsystems Inc. of our report dated May 9, 2001 (August 6, 2001 as to the last paragraph of Note 18 and Note 19) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Minneapolis, MN
August 21, 2001

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INDEPENDENT AUDITORS' CONSENT